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MFS  Research  Bond Fund,  (the  "Fund"),  a series of the MFS Series  Trust IX, acquired all of the assets of MFS Intermediate Investment Grade Bond Fund (the "acquired fund"), a series of MFS Series Trust IX. The circumstances and details of this transaction are described in the Trust's Registration Statement on Form N-14 on behalf of the Fund (File No. 333-141149), as filed with the Securities and Exchange Commission via EDGAR on March 8, 2007 under Rule 488 under the Securities Act of 1933. Such description is incorporated herein by reference.

The acquired fund has ceased to be an investment company as defined in the Investment Company Act of 1940.